UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

SafeSpace Global Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 S. Weisgarber Road, Knoxville TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 719-8160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SSGC	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2026, SafeSpace Global Corporation., a Nevada corporation (the “Company”) announced the appointment of Michael L. Hrynuik, as the Company’s chief financial officer. Mr. Hrynuik’s appointment as the Company’s chief financial officer was effective as of June 15, 2026. The Company’s prior principal accounting officer was Scott M. Boruff, who resigned on June 15, 2026.

Mr. Hrynuik, 55, is a senior finance and capital markets executive with more than 20 years of experience advising public and private companies on capital formation, mergers and acquisitions, strategic transactions, investor relations, and corporate finance. Prior to joining the Company, he was managing director at Reva Capital Markets since April 2026, senior managing director, head of equity capital markets at Freedom Capital Markets from August 2022 through April 2025, where he advised public and private companies on equity financings, strategic transactions, and capital markets initiatives and managing director at Deer Isle Capital from 2019 through 2022. Mr. Hrynuik has a bachelor in commerce degree from the University of Calgary and an MBA from Yale University. Mr. Hrynuik holds FINRA Series 7, 24, 63, and 79 licenses, as well as the Securities Industry Essentials (SIE) qualification.

There are no arrangements or understandings between Mr. Hrynuik and any other persons pursuant to which he was appointed as the chief financial officer of the Company. There are no family relationships between Mr. Hrynuik and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Hrynuik pursuant to Item 404(a) of Regulation S-K.

The Company also entered into an employment agreement with Mr. Hrynuik. The employment agreement with Mr. Hrynuik provides for, among other things, a grant of a restricted stock award for 2,000,000 shares of the Company’s common stock, par value $0.000001 per share to be vested as per the schedule provided in the employment agreement. The employment agreement provides for, among other things, (i) a base monthly salary of $16,667 and (ii) an initial target annual bonus of 30% of his annual salary.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment agreement, a copy of the which is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the such employment agreement are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement between SafeSpace Global Corporation. and Michael L. Hrynuik.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2026

SafeSpace Global Corporation

By:	/s/ Scott M. Boruff
Name:	Scott M. Boruff
Title:	Chief Executive Officer and Chairman of the Board